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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report:     January 10, 1997
                    ----------------

Date of Earliest
 Event Reported:    January 6, 1997
                    ---------------

                           COOPER LIFE SCIENCES, INC.
               -------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                  0-13649             94-2563513
   ----------------------------      -----------        ----------------
   (State or other jurisdiction      (Commission        (I.R.S. Employer
         of incorporation)           File Number)       Identification No.)

       160 Broadway, New York, New York                     10038
   ----------------------------------------               ----------
   (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (212)791-5362
                                                           -------------

                                 Not Applicable
       -------------------------------------------------------------------
           Former name or former address, if changed since last report



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Item 5.  Other Events.

         The Company and American Stock Transfer & Trust Company, as successor Rights Agent, entered into Amendment No. 4, dated as of January 6, 1997, to the Rights Agreement between the Company (formerly named Cooper Lasersonics, Inc.) and The First National Bank of Boston (as initial Rights Agent), dated January 7, 1988, as previously amended (the "Rights Agreement").

         Pursuant to Amendment No. 4 to the Rights Agreement, the definition of "Acquiring Person" was amended to read in its entirety as follows:

"(a) 'Acquiring Person' shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 50% of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan."

         All capitalized terms used herein shall have the meanings ascribed thereto in the Rights Agreement, unless otherwise defined herein. The foregoing description does not purport to be complete, and is qualified in its entirety by reference to said Amendment No. 4, a copy of which has been filed as Exhibit 4.5 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information
             and Exhibits.

Exhibits

Exhibit No.       Item
-----------       ----
  4.5             Amendment No. 4 to Rights Agreement, dated as of January 6,
                  1997, between the Company and American Stock Transfer & Trust
                  Company, as successor Rights Agent.

                                                        -2-



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 10, 1997

                                                 COOPER LIFE SCIENCES, INC.
                                                        (Registrant)

                                                 By:  /s/ Steven Rosenberg
                                                     -----------------------
                                                     Steven Rosenberg,
                                                     Vice President

                                       -3-

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